Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-262452) and Form S-3 (File No. 333-269565) of our report dated April 14, 2023, relating to the consolidated financial statements of SAB Biotherapeutics, Inc. and Subsidiaries as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, included in this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 28, 2023